Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of Rentech Nitrogen Partners, L.P. of our report dated April 29, 2011 relating to the financial statements of Rentech Energy Midwest Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” and “Selected Historical Financial Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA

September 8, 2011